Exhibit 99.1

Information Relating to Part II, Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Bright Horizons Family Solutions Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-194790) filed on March 25, 2014, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$40,271	*
FINRA filing fee	225,500
Printing and engraving expenses	50,000
Blue sky fees and expenses	5,000
Legal fees and expenses	250,000
Accounting fees and expenses	75,000
Transfer Agent and Registrar fees	10,000
Miscellaneous	$94,229

Total	$750,000

*	In accordance with Rule 457(p) of the Securities Act of 1933, as amended, the Company applied the filing fee of $41,637 associated with the unsold securities under its registration statement on Form S-1 (No. 333-19240) initially filed with the Securities and Exchange Commission on November 8, 2013 (the “Prior Registration Statement”) against the total filing fee of $40,271 that would otherwise be due in connection with the Registration Statement. The Company withdrew the Prior Registration Statement pursuant to Rule 477 on February 7, 2014.